Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND CONSIDERED CONFIDENTIAL NON-PUBLIC PERSONAL INFORMATION. SUCH EXCLUSIONS HAVE BEEN MARKED WITH A [****].
EXECUTIVE GENERAL RELEASE
AND ENHANCED SEVERANCE AGREEMENT

This Executive General Release and Enhanced Severance Agreement (hereinafter “Agreement”) is entered into by and between Tim King (hereinafter “Executive”), and ADS Alliance Data Systems, Inc. (hereinafter “Alliance Data”) (collectively, the “Parties”).
WHEREAS, effective April 13, 2021 (“Termination Date”), Executive’s employment with Alliance Data will end;
WHEREAS, effective as of the Termination Date or sooner at the sole discretion of Alliance Data, Executive shall resign as (i) an officer and/or director of each subsidiary or affiliate for which Executive serves as such and (ii) an officer and/or member of each committee or other internal organization or position of Alliance Data or any of its subsidiaries or affiliates for which Executive serves as such or is a member of;
WHEREAS, Executive and Alliance Data desire to compromise, settle and forever resolve and dispose of all differences and potential claims and controversies between them, up to and including the Effective Date of this Agreement, as defined below;
WHEREAS, all words used in this Agreement will have their plain meaning in ordinary English unless expressly defined herein; and
WHEREAS, Executive is prohibited from signing the Agreement prior to the Termination Date and this Agreement shall become effective and enforceable on the eighth (8th) day following the date Executive signs this Agreement (the “Effective Date”) provided Executive timely executes the Agreement and does not revoke Executive’s release of rights and claims under the ADEA (as defined below).
NOW, THEREFORE, in consideration of the foregoing and promises and other good and sufficient consideration contained hereinafter, the Parties agree as follows:
I.
A. Payment of Wages and Other Benefits.  Alliance Data represents and agrees that, within thirty (30) days following the Termination Date (or such earlier day as required by law), Alliance Data will make payment in full to Executive for all final wages or other compensation in accordance with applicable law and all benefits owed to Executive through the Termination Date, as well as all un-reimbursed reimbursable business expenses for the period through the Termination Date. This payment will be subject to appropriate payroll tax deductions and income tax withholdings.  Alliance Data and Executive agree that after the Termination Date, Executive will not accrue any paid time off (“PTO”) or other benefits for which Executive was eligible or previously entitled, except for those benefits expressly continued as set forth in this Agreement.  Both Parties acknowledge that Executive would be receiving the payments described in this Paragraph I.A even if Executive did not enter into this Agreement.  Executive

EXECUTIVE GENERAL RELEASE AND ENHANCED SEVERANCE AGREEMENT

further acknowledges that Executive has reported and has been properly paid for all hours worked.

B. Enhanced Severance Pay.  In exchange for Executive entering into this Agreement and signing the General Release and compliance with all covenants below, Alliance Data agrees to pay to Executive beginning no later than the second payroll cycle after the Effective Date, but no sooner than the first payroll cycle after the Termination Date, the enhanced severance pay of eight-hundred, ten thousand dollars ($810,000), which equals seventy-eight (78) weeks (“Enhanced Severance Pay Period”) of Executive’s current base salary, payable in bi-weekly installment payments. The first installment shall be a “catch-up” payment equal to Executive’s base salary for the period of time following the Termination Date through the date such first installment is paid, and the balance of the enhanced severance pay shall be paid in regular installments payable in accordance with their original schedule through the expiration of the Enhanced Severance Pay Period. All payments under this paragraph will be subject to appropriate payroll tax deductions and income tax withholdings.  Executive agrees that the enhanced severance pay outlined in this paragraph is over and above any sums earned by Executive as wages, commissions and/or bonuses through the Termination Date.

Alliance Data and Executive agree that as of the Termination Date, Executive is no longer eligible to participate in Alliance Data’s 401(k) savings plan, and therefore, the aforementioned severance payments shall not be subject to 401(k) withholdings or employer matching.  Executive further agrees that if Executive is rehired by Alliance Data or any of its affiliates prior to the expiration of the Enhanced Severance Pay Period or prior to all severance payments hereunder being made to Executive, the severance payments to Executive will cease as of the rehire date.

C. Outplacement Benefits.  As further consideration of the mutual promises contained herein, Alliance Data agrees to provide Executive with outplacement assistance with RiseSmart (“Outplacement Firm”), provided Executive initiates the outplacement services with the Outplacement Firm during the Enhanced Severance Pay Period.  If Executive does not initiate outplacement benefits with the Outplacement Firm during the Enhanced Severance Pay Period, Alliance Data and the Outplacement Firm will be relieved of all further obligations to provide such benefits. Alliance Data does not warrant or guarantee the services of the Outplacement Firm, nor does Alliance Data warrant or guarantee that Executive will secure employment through the Outplacement Firm.

D. Incentive Compensation.  In further consideration for Executive entering into this Agreement, Executive will be eligible to receive an incentive compensation (“IC”) payment equal to the actual IC payment Executive would have received in 2022 for 2021 performance prorated to Executive’s Termination Date and, less all required withholdings (“IC Payment”). Such IC Payment, if any, is contingent upon the required approval and direction by the Alliance Data Systems Corporation (“ADSC”) Board of Directors for IC Payments to all other IC eligible Executives. The IC Payment, if any, will be paid to the Executive no earlier than February 1, 2022 and no later than March 31, 2022.

EXECUTIVE GENERAL RELEASE AND ENHANCED SEVERANCE AGREEMENT

E. One-Time Payment.  In further consideration for entering into this Agreement, Alliance Data agrees to make a one-time payment to Executive in the amount equal to Two-Hundred-Fifty Thousand dollars ($250,000), less required income tax withholdings. Such payment will be made as soon as practical (but in no event more than thirty (30) days after the Effective Date. Executive agrees that the payment outlined in this paragraph is over and above any sums earned by Executive as wages, commissions and/or bonuses through the Termination Date.

F. PTO. In further consideration for entering into this Agreement, Alliance Data will make a payment to Executive for the value of one (1) month of his PTO less applicable deductions within thirty (30) days of the Effective Date.

G. Executive Deferred Compensation Plan (“EDCP”).  As of the Termination Date, Executive shall no longer be eligible to participate in the EDCP.  Executive and Alliance Data agree that Executive’s cumulative EDCP contributions shall be paid to Executive when permitted by, and in accordance with, the terms of the EDCP but no sooner than the second pay period of the month which is six (6) months after the Effective Date.  Executive acknowledges that payments under the EDCP and any other nonqualified deferred compensation plan will be made subject to Section 409A of the Internal Revenue Code of 1986, as amended.  Such payments shall be subject to all applicable taxes and withholdings.

H. Long-Term Incentive Plan.  Any and all ADSC stock, stock options, restricted stock units or other equity-related awards made to Executive shall be controlled by the terms of the 2020 ADSC Omnibus Incentive Plan (the “2020 Plan”) or, as applicable, the Predecessor Stock Plans as that term is defined in 2020 Plan (collectively referred to herein as the “LTI Plans”) under which they were awarded; provided, however, that: (a) it shall be understood and stipulated that the awards made to Executive under the LTI Plans were made in reliance upon Executive’s agreement to comply with Executive’s non-solicitation and non-competition agreements set forth in Executive’s Associate Confidentiality Agreement (a copy of which is attached hereto as Schedule A); these obligations are understood to be mutually dependent consideration without which no agreement to provide an LTI award would have been made; accordingly, in the event that an obligation of the non-solicitation agreements deemed material by Alliance Data is held to be unenforceable as written then Executive shall, at the election of Alliance Data, be required to return to Alliance Data any gain realized or payment or shares received upon the exercise or payment of, or lapse of restrictions with respect to, such award (with such gain, payment or shares valued as of the date of exercise, payment or lapse of restrictions, less taxes paid by Executive on same); the obligation to repay and date of repayment shall be determined by the Compensation Committee of the ADSC Board of Directors or such other committee as is designated by the Board.

I. Section 409A. This Agreement will be administered and interpreted to maximize the short-term deferral exception to Section 409A of the Internal Revenue Code, as amended (“Section 409A”), and Executive is not permitted to designate, directly or indirectly, the taxable year of any payment made under this Agreement.  For purposes of Section 409A, the right to a series of installment payments under this Agreement will be treated as a right to a series of separate payments.  Any installment payment under this Agreement that is paid during the short-term deferral period (as defined in Treasury Regulation Section 1.409A-1(b)(4)) will be treated as a short-term deferral and not aggregated with other plans or payments.  Installment payments that do not meet the short-

EXECUTIVE GENERAL RELEASE AND ENHANCED SEVERANCE AGREEMENT

term deferral requirement will, to the maximum extent possible, be deemed to satisfy the involuntary separation pay safe harbor under Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) and will be treated as a separate payment and not be aggregated with any other payment.  Notwithstanding anything in this Agreement to the contrary, payment dates provided for in this Agreement are deemed to incorporate “grace periods” that are treated as made upon a designated payment date as provided by Treasury Regulation Section 1.409A-3(d) and it will not be a violation of this Agreement (and Executive will have no right to damages) for any payment or payments to be made as so provided.

This Agreement is intended to comply with Section 409A or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption.
II.
A. General Release.  In exchange for the consideration set forth above in Article I.B. and other good and sufficient consideration set forth herein, and to the maximum extent permitted by law, Executive, for and on behalf of Executive individually and Executive’s heirs, representatives, and assigns, if any, hereby fully, finally, completely, and forever releases, discharges, acquits, and relinquishes Alliance Data and its predecessors, successors, parent entities, subsidiaries, related or affiliated companies, its and their attorneys, officers, directors, employees, former employees, agents, insurers, and assigns (collectively the “Released Parties”), jointly and/or severally, from any and all claims, actions, demands, liabilities, and/or causes of action of whatever kind or character, joint or several, whether now known or unknown, asserted or unasserted, relating to or arising out of Executive’s employment and/or the termination of employment.  Executive agrees that this Agreement includes a release of any and all negligence claims, contractual claims, wrongful discharge claims, and claims of discrimination or retaliation of every possible kind, including, but not limited to, claims arising under any federal, state or local statute and common law dealing with employment issues, or with age, race, sex, religion, color, creed, disability, citizenship, national origin, ancestry, sexual orientation or any other factor protected by federal, state or local laws prohibiting discrimination, including without limitation any claims under Title VII of the Civil Rights Act of 1964, Sections 1981 through 1988 of Title 42 of the United States Code, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the National Labor Relations Act, the Immigration Reform Control Act, the Occupational Safety and Health Act, the Worker Adjustment and Retraining Notification Act, the Equal Pay Act, the Family and Medical Leave Act, the Fair Labor Standards Act, the Uniformed Services Employment and Reemployment Rights Act of 1994, and Fair Credit Reporting Act, the Ohio Civil Rights Act/the Ohio Fair Employment Practices Law, the Ohio Equal Pay Act, the Ohio Whistleblower Protection Act, the Ohio Pregnancy Discrimination/Maternity Leave Act, the Ohio Wage Payment Anti-Retaliation Statute, Section 34A of the Ohio Constitution, each as amended, or any other federal, state, or local statute, ordinance, constitution, order, including those concerning labor or employment, termination of

EXECUTIVE GENERAL RELEASE AND ENHANCED SEVERANCE AGREEMENT

labor or employment, wages and benefits, retaliation, whistleblowers, immigration, leaves of absence, or any other term or condition of employment, claims of violation of any public policy, contract, implied contract, or common law, and any alleged entitlement to costs, fees or expenses, including attorneys’ fees.
The foregoing release also expressly includes a release of any and all claims, actions, demands, liabilities, and/or causes of action of whatever kind or character, joint or several, whether now known or unknown, asserted or unasserted, relating to or arising out of the Sarbanes-Oxley Act; any claims alleging retaliation and/or whistleblower claims; any and all claims relative to agreements to sponsor for immigrant or non-immigrant positions; any claims for unpaid or withheld wages, severance, benefits, bonuses, equity, commissions and/or other compensation of any kind; or any other claim, regardless of the forum in which it might be brought, if any, which Executive has, might have, or might claim to have against the Released Parties, or any of them individually, for any and all injuries, harm, damages, penalties, costs, losses, expenses, attorneys’ fees, and/or liability or other detriment, if any, whenever incurred, or suffered by Executive as a result of any and all acts, omissions, or events by the Released Parties, collectively or individually, through the date Executive executes this Agreement. It is expressly agreed and understood by Executive that this Agreement and Release includes without limitation any and all claims, actions, demands, and causes of action, if any, arising from or in any way connected with the employment relationship between Executive and Alliance Data and the termination thereof, including any claim of discrimination, retaliation, harassment, failure to accommodate, wrongful termination, breach of contract, negligence, libel, slander, wrongful discharge, promissory estoppel, tortious conduct, and/or any claims that this Agreement was procured by fraud or signed under duress or coercion so as to make the Agreement not binding, including all claims that were or could have been brought by Executive.
B. ADEA Release.  Except as otherwise provided in Article II.D. below, Executive hereby acknowledges that Executive is knowingly and voluntarily entering into this Agreement with the purpose of waiving and releasing any claims under the Age Discrimination in Employment Act of 1967 (“ADEA”).  In accordance with the Older Workers Benefit Protection Act, Executive acknowledges and agrees that:
(1)	this Agreement is written in a manner which Executive fully understands;
(2)	any rights or claims arising under the ADEA are specifically waived;
(3)	any rights or claims under the ADEA that may arise after this Agreement is executed are not waived;
(4)	the rights and claims waived in this Agreement are in exchange for additional consideration over and above anything to which Executive was already undisputedly entitled;
(5)
Executive acknowledges that by receipt of this Agreement, Alliance Data has advised Executive, in writing,  to consult with an attorney prior to executing this Agreement, and Executive has, in fact, had an opportunity to do so;

EXECUTIVE GENERAL RELEASE AND ENHANCED SEVERANCE AGREEMENT

(6)
Executive is hereby given a twenty-one (21) day period of time to consider this Agreement.  Executive may voluntarily sign this Agreement prior to the expiration of the twenty-one (21) day period, but no earlier than Executive’s last day of work.  If Executive enters into this Agreement before the twenty-one (21) day period has elapsed, Executive is knowingly and voluntarily waiving Executive’s right to wait the full twenty-one (21) day period;

(7)
Executive may revoke this waiver and release of any ADEA claims covered by this Agreement within seven (7) days from the date this Agreement is executed. If Executive wishes to revoke Executive’s release of claims and rights under the ADEA, Executive must deliver written notice stating Executive’s intent to so revoke as provided in Article X, on or before 11:59 p.m. on the seventh (7th) day after the date on which Executives signs this Agreement. In the event Executive’s release of claims and rights under the ADEA is so timely revoked, Executive shall not be entitled to any of the consideration or other benefits set forth in this Agreement, except as provided in Article I.A.;

(8)
This Agreement shall not become effective until the seven-day (7-day) revocation period has passed and Executive shall not have revoked Executive’s waiver and release of any ADEA claim during the seven-day period; and

(9)	Any changes made to this Agreement, whether material or immaterial, will not restart the running of this twenty-one (21) day period.
C. Vested Rights.  The General Release set forth in Article II.A. above, however, shall not apply to vested rights, if any, that Executive may have under Alliance Data’s 401(k) savings plan.  This Release further excludes any claim which cannot be released by private agreement, such as unemployment benefit claims and workers’ compensation claim and claims after the Effective Date of this Agreement.
D. Administrative Charges and Investigations.  Nothing in this Agreement shall prohibit Executive from filing an administrative charge or complaint with or participating in any investigation or proceeding conducted by any state, federal or local administrative/governmental agency, including but not limited to the Equal Employment Opportunity Commission, the Department of Justice, the Security and Exchange Commission, the Commodity Futures Trading Commission, and the National Labor Relations Board, or similar state commissions.  Further, nothing herein shall restrict Executive from exercising Executive’s Section 7 rights under the National Labor Relations Act to discuss wages and conditions of employment.
E. Waiver of Monetary Damages.  Notwithstanding the foregoing paragraphs in this Article II., Executive agrees to waive any right to recover monetary damages in any charge, complaint, or lawsuit against Alliance Data filed by Executive or anyone else on Executive’s behalf.  Executive also agrees that: (a) Executive has not suffered any on-the-job injury for which Executive has not already filed a claim; (b) Executive has been properly provided any leaves of absence because of Executive’s health condition or a family member’s health condition; and (c) Executive has reported and been paid for all hours worked.

EXECUTIVE GENERAL RELEASE AND ENHANCED SEVERANCE AGREEMENT

III.
The Parties acknowledge that some types of activities by Executive following the Termination Date would, by its nature and irrespective of Executive’s intent, compromise trade secrets and Confidential Information of Alliance Data, compromise and unfairly convert the goodwill investments of Alliance Data, and result in irreparable harm to Alliance Data.  What these activities would be is a disputed matter that the Parties wish to resolve by agreeing to a set or reasonable restrictions.  Accordingly, in consideration for the Parties’ mutual covenants in this Agreement, the Parties further agree as follows:
A. Confidentiality and Other Covenants.  Except as otherwise provided in Article II.D., Executive agrees that, during the course of Executive’s employment with Alliance Data, Executive has had access to certain general and specific information which is confidential and proprietary to Alliance Data and/or its affiliates and subject to restrictions on its use or disclosure under the terms of an Associate Confidentiality Agreement which is attached to this Agreement as Schedule A (“Executive’s ACA”).   As a condition to receipt of the consideration provided in this Agreement, Executive hereby reaffirms and agrees to comply with the restrictions provided for in Executive’s ACA concerning Confidential Information (as it is defined in Executive’s ACA).
Except as otherwise provided in Article II.D., Executive further acknowledges and agrees that from and after the Termination Date, Executive shall remain bound by those provisions of Executive’s ACA which apply, by their terms, to Executive’s post-employment conduct (including, but not limited to, restrictions on Executive’s conduct). Executive renews Executive’s commitment to abide by post-employment restrictions set forth in Executive’s ACA, which shall be considered incorporated herein by reference.  Executive waives and releases any claims that the post-employment restrictions on Executive’s conduct provided for in Executive’s ACA are unreasonable or unenforceable as written. Executive covenants and agrees that Executive will not take, following the end of Executive’s employment with Alliance Data or any of its affiliates, any document, papers or materials in any form (including without limitation originals or copies, printed or in electronic form) in Executive’s possession or control containing any Confidential Information and that Executive will surrender all such material upon the Termination Date.
B. Non-disparagement and Neutral Reference.  Except as otherwise provided in Article II.D., Executive further agrees that from and after the Termination Date, Executive will not make or publish any statement, written or oral, maligning, disparaging or defaming the reputation of Alliance Data, any of its present or future employees, officers, shareholders, subsidiaries or affiliates, or any of Alliance Data’s respective businesses or products. Alliance Data also agrees that Ralph Andretta, Joe Motes, Calvin Hilton, and Brandy Sullivan will not to disparage, defame or otherwise make any negative comments about Executive.
In addition, Executive agrees to use the neutral reference procedure set forth in this paragraph when a prospective employer seeks to verify Executive’s prior employment, and so

EXECUTIVE GENERAL RELEASE AND ENHANCED SEVERANCE AGREEMENT

long as such procedure is used by Executive, then when providing to third parties employment or reference information, Alliance Data shall provide only employment information (i.e., name, position, and dates of employment) and if so authorized by Executive, income information verification. Employment and income verification information can be obtained via Vault Verify by visiting www.vaultverify.com. Executive must direct requests for employment, income, and social service verifications to www.vaultverify.com, or the verifying entity may email Vault Verify at gov@vaultverify.com or fax at 888-662-5572. Executive is responsible for providing the verifying entity with Alliance Data’s Company Code, which is: 70203.
C. Injunctive Relief.  Executive agrees that damages alone would not be an adequate remedy for the irreparable harm to Alliance Data and/or its affiliates that would result from violation of any of the restrictions on Executive provided for in this Agreement, that Alliance Data shall be entitled to specific performance and/or similar equitable remedy in respect of any such violation or any threatened violation of such provisions (and Executive hereby consents to the granting of such relief to enforce the provisions hereof) and that Alliance Data may enforce its rights under this Agreement by bringing suit for injunctive relief or specific performance without payment of bond or security in connection therewith. Executive further agrees that Alliance Data may seek recovery of all actual damages incurred as a result of Executive’s breach of any of foregoing subsections in this Article III including but not limited to attorneys’ fees, courts costs and expenses incurred by Alliance Data in seeking to enforce this Article.
D. Cooperation.Both during the Enhanced Severance Pay Period and after Executive’s Termination Date, Executive agrees that Executive will make Executive available to assist Alliance Data as reasonably requested, regarding business arrangements, investigations, inquiries or pending litigation or litigation which may arise in the future concerning matters about which Executive has or had personal knowledge or which were within the purview of Executive’s responsibilities, whether or not Executive is a defendant/subject in such arrangements, investigations, inquiries, proceedings or litigation.  Executive agrees to assist in the prosecution or defense of any claims involving Alliance Data, or any of its subsidiaries or affiliates, or any of their officers, directors, executives, or agents, whether or not such claims involve litigation.  This assistance may include but is not limited to participation in interviews, development of factual matters and the giving of documentation and/or testimony, whether by oral testimony, affidavit, at trial or otherwise.  Notwithstanding the foregoing, however, Executive acknowledges that Executive is still subject to subpoena and other legal process after the Enhanced Severance Pay Period has expired and may be required thereafter to provide documentation and/or testimony, whether by oral testimony, affidavit, at trial or otherwise.  If the consultation and cooperation arises after the Enhanced Severance Pay Period, Alliance Data will reimburse Executive for reasonable travel and other business expenses incurred by Executive pursuant to Alliance Data’s request and as authorized in advance by Alliance Data, upon written request and presentation of receipts and other appropriate documentation as necessary to verify such expenses.  No such request by Alliance Data will unreasonably interfere with new employment or other obligations or activities which Executive may undertake.
IV.

EXECUTIVE GENERAL RELEASE AND ENHANCED SEVERANCE AGREEMENT

No Assignment. Executive hereby represents and warrants that Executive has not assigned or otherwise transferred to any other person or entity any interest in any claim, demand, action and/or cause of action Executive has, or may have, or may claim to have against any Released Party.  Executive agrees to indemnify and hold harmless all of the Released Parties from any and all injuries, harm, damages, costs, losses, expenses and/or liability, including reasonable attorneys’ fees and court costs, incurred as a result of any claims or demands which may hereafter be asserted against any such Released Parties by, through, or by virtue of an assignment or other transfer by Executive.
V.
No Admission of Liability.  This Agreement, the offer of this Agreement and compliance with this Agreement shall not constitute or be construed as an admission by the Released Parties, or any of them individually, of any wrongdoing or liability of any kind or an admission by any of them of any violation of the rights of Executive, but rather, such liability or wrongdoing is expressly denied.  Except as otherwise provided in Article II.D., this Agreement shall not be admissible in any judicial, administrative or other proceeding or cause of action as an admission of liability or for any purpose other than to enforce the terms of this Agreement.
VI.
Confidentiality of Agreement and Non-Disclosure. Executive agrees that Executive may not disclose the fact the Parties have entered this Agreement or the information contained herein except with respect to Executive’s spouse/domestic partner, attorneys and tax advisors (the “Authorized Parties”), but only upon advising the Authorized Parties of the restrictions outlined in this paragraph and obtaining the agreement of the Authorized Parties to following the restrictions.  As further outlined in Article II.D., this paragraph is not intended to prohibit or interfere with Executive’s ability to respond to or cooperate with any governmental agency request or subpoena or court order, and Executive and Alliance Data agree that they will respond accurately and fully to any question, inquiry, or request for information when required by legal process.  However, in the event Executive receives such a subpoena or order, Executive agrees to provide Alliance Data notice of the subpoena or order within five (5) days of Executive’s receipt of such subpoena or order in accordance with Article X below.  Executive acknowledges Alliance Data’s right to enforce this confidentiality provision in any court of competent jurisdiction.  Further, Executive recognizes that if Executive violates any provision in this Article, this Agreement shall otherwise remain in full force and effect, including Executive’s agreement to release all claims.
VII.
Applicable Law and Severability.  The Parties agree that the terms of this Agreement are contractual in nature and not merely recitals and shall be governed and construed in accordance with the laws of the State of Ohio.  The Parties further agree that should any part of this Agreement be declared or determined by a court of competent jurisdiction to be illegal, invalid, or unenforceable, the Parties intend the legality, validity, and enforceability of the remaining parts shall not be affected thereby, and said illegal, invalid or unenforceable part shall

EXECUTIVE GENERAL RELEASE AND ENHANCED SEVERANCE AGREEMENT

be deemed not to be a part of this Agreement.  Venue to decide any disputes arising under this Agreement shall be in Franklin County, Ohio.
The Parties further agree that while a breach of any of the individual covenants set forth in this Agreement will entitle Alliance Data and its successors and assigns to a full recovery in an action for damages, including, but not limited to, recovery of its or their costs, expenses and attorneys’ fees for investigation, prosecution or defense of any action brought in breach of such covenants, the recovery of monies shall not otherwise affect the enforceability of this Agreement or of other individual promises contained in this Agreement.
VIII.
Binding Agreement.  This Agreement shall be binding upon and the benefits shall inure to Executive and Executive’s heirs, and to Alliance Data and its successors and assigns.
IX.
Requirements for Valid Waiver.  No waiver of any of the terms of this Agreement shall be valid unless in writing and signed by the party to this Agreement against whom such waiver is sought to be enforced.  The waiver by any party hereto of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by any party, nor shall any waiver operate or be construed as a rescission of this Agreement.
X.
Notices.  All notices and other communications to be given to any party hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered by hand, courier or overnight delivery service, three (3) days after being mailed by certified or registered mail, return receipt requested, with appropriate postage prepaid, or by e-mail (so long as a receipt of such e-mail is requested and received), and shall be directed to the address set forth below (or at such other address as such party shall designate by like notice):
If to Alliance Data:
ADS Alliance Data Systems, Inc.
7500 Dallas Parkway, Suite 700
Plano, TX  75024
Attn:  Legal Department, VP, Labor & Employment Counsel

If to Executive: at the address set forth below Executive’s signature on the signature page hereto.
XI.
Entire Agreement.  Executive agrees that in executing this Agreement Executive does not rely and has not relied on any document, representation or statement, whether written or oral, other than those specifically set forth in this written Agreement.  Except as otherwise expressly

EXECUTIVE GENERAL RELEASE AND ENHANCED SEVERANCE AGREEMENT

provided for herein with respect to Executive’s ACA, the Parties agree that this Agreement and any attachments, schedules, or exhibits hereto constitutes the entire agreement between Executive and Alliance Data, supersedes any and all prior agreements or understandings, written or oral, pertaining to the subject matter of this Agreement, and contains all the covenants and agreements in any manner whatsoever between the Parties with respect to such matters.  This Agreement shall be construed to supplement and not eliminate or diminish Executives post-employment obligations to Alliance Data under Executive’s ACA, and such obligations shall remain in effect and may be independently enforced at the election of Alliance Data. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist.  This Agreement cannot be changed or terminated orally, but may be changed only through written addendum executed by both.
XII.
Wording Accepted By Parties.  The wording in this Agreement was reviewed and accepted by all Parties after reasonable time to review with legal counsel, and no party shall be entitled to have any wording of this Agreement construed against the other party as the drafter of the Agreement in the event of any dispute in connection with this Agreement.
XIII.
Return of Property.  Executive represents and agrees that on or before the Termination Date, Executive will return to Alliance Data all company property within Executive’s possession, or control, including, but not limited to, mobile phones, I-pads,  keys, access cards, laptop or other computers and peripheral equipment, software, automobiles, equipment, customer lists, forms, plans, documents, and other written and computer material, and copies of the same, belonging to Alliance Data or its affiliates, or any of their customers, and Executive will not at any time copy or reproduce the same.
XIV.
Consult with an Attorney.  Alliance Data hereby advises Executive to consult with an attorney prior to signing this Agreement.
XV.
Capacity to Execute.  The Parties represent that they have the sole and exclusive right and full capacity to execute this Agreement.
XVI.
Read Agreement.  Executive declares that the terms of this Agreement have been completely read, are fully understood, and are knowingly and voluntarily accepted, after complete consideration of all facts and Executive’s legal rights for the purpose of making a full and final compromise, adjustment and settlement of any and all claims, disputed or otherwise, that Executive may have against the Released Parties.

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EXECUTIVE GENERAL RELEASE AND ENHANCED SEVERANCE AGREEMENT

IN WITNESS WHEREOF, the Parties have executed this Agreement as follows:

TIM KING

/s/ Tim King
Executive Signature

[****]
Address

[****]
City, State, Zip

Date: May 3, 2021

ADS ALLIANCE DATA SYSTEMS, INC.

By: /s/ Joseph L. Motes

Its: EVP, Chief Administrative Officer, General Counsel and Secretary

Date: May 11, 2021

EXECUTIVE GENERAL RELEASE AND ENHANCED SEVERANCE AGREEMENT

List of Schedules

Schedule A Associate Confidentiality Agreement

EXECUTIVE GENERAL RELEASE AND ENHANCED SEVERANCE AGREEMENT